EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of Capstead Mortgage Corporation of our report dated February 22, 2005, with respect to the consolidated financial statements of Capstead Mortgage Corporation included in the 2004 Annual Report to Stockholders of Capstead Mortgage Corporation. We consent to the incorporation by reference in the following registration statements and the related prospectuses:

•	Form S-3 (No. 33-62212);

•	Form S-8 (No. 33-53555);

•	Form S-3 (No. 333-03187);

•	Form S-8 (No. 333-12719);

•	Form S-3 (No. 333-26419) and Amendment No.1 thereto;

•	Form S-8 (No. 333-27215);

•	Form S-3 (No. 333-43169) and Amendment No.1 thereto;

•	Form S-3 (No. 333-63358);

•	Form S-3 (No. 333-68424) and Amendment No.1 thereto;

•	Form S-3 (No. 333-112900);

•	Form S-3 (No. 333-116741);

•	Form S-3 (No.333-119193); and

•	Form S-8 (No. 333-116738);

of our report dated February 22, 2005 with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated herein by reference and our report dated February 22, 2005, with respect to Capstead Mortgage Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 9, 2005